UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
October 8, 2009
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer Identification
incorporation)		No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On October 8, 2009, Finisar Corporation, a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Piper Jaffray & Co., as the initial purchaser (the “Initial Purchaser”), pursuant to which the Company has agreed to issue and sell, and the Initial Purchaser has agreed to purchase, $90 million aggregate principal amount of 5.0% Convertible Senior Notes due 2029 (the “Notes”) for resale to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), afforded by Section 4(2) of the Act and Rule 144A under the Act. Pursuant to the Purchase Agreement, the Company also granted the Initial Purchaser an option to purchase up to an additional $10 million aggregate principal amount of the Notes solely to cover over-allotments, if any.
     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Initial Purchaser have agreed to indemnify each other against certain liabilities. The offering of the Notes is expected to close on October 14, 2009, subject to satisfaction of customary closing conditions.
     On October 9, 2009, the Company issued a press release announcing the pricing of the Notes. The press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in this Item 1.01.
Item 9.01 Financial Statements and Exhibits
(d)      Exhibits

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated October 9, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 9, 2009

Finisar Corporation
By:	/s/ Stephen K. Workman
Stephen K. Workman
Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Finisar Corporation dated October 9, 2009